UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2012

Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117

(Address of principal executive offices and zip code)

(800) 232-3888

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 7, 2012, East West Bank (“EWB”) approved an extension on the maturity date of the loan with Teletouch Communications, Inc., a Delaware corporation (the “Company”), to August 3, 2012 in consideration of a one-time fee of $5,391. On May 8, 2012, Jardine Capital Corp. approved a one-time extension of the term of its loan to the Company to August 3, 2012 in consideration of a loan commitment fee in the amount of approximately $2,758. The current balance on the EWB loan is approximately $2,147,105, and this loan is collateralized by a first lien on a building and land in Fort Worth, Texas owned by the Company. The current balance on the Jardine Capital loan is approximately $551,378 and this loan is collateralized by a second lien on the same property owned by the Company.

Item 9.01. Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2012	By:	/s/ Douglas E. Sloan
Name: Douglas E. Sloan Title: Chief Financial Officer